Contacts:
Progenics Pharmaceuticals, Inc.:

Investor Contact:
Richard W. Krawiec, Ph.D.
Vice President
Corporate Affairs
(914) 789-2800
rkrawiec@progenics.com

Dory A. Lombardo
Associate Director,
Corporate Affairs
(914) 789-2818
dlombardo@progenics.com

Media Contact:
Aline Schimmel
WeissComm Partners
(312) 646-6295
Wyeth: Media Contact: Doug Petkus Wyeth (973) 660-5218 Investor Contact: Justin Victoria Wyeth (973) 660-5340

PHASE 3 CLINICAL STUDY OF RELISTOR PRESENTED AT AMERICAN PAIN SOCIETY MEETING SHOWED POSITIVE ACTIVITY FOR THE TREATMENT OF OPIOID-INDUCED CONSTIPATION IN CHRONIC, NON-CANCER PAIN PATIENTS

–Co-primary end points showed statistically significant
improvements in laxation within four hours–

Collegeville, Pa., and Tarrytown, N.Y., May 7, 2009 – Wyeth Pharmaceuticals, a division of Wyeth (NYSE: WYE), and Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced results from the one-month, double-blind portion of a phase 3 trial of RELISTOR® (methylnaltrexone bromide) subcutaneous injection that are scheduled to be presented tomorrow at the annual meeting of the American Pain Society in San Diego. The data presented from this 460-patient clinical study which evaluated RELISTOR for the treatment of opioid-induced constipation (OIC) in patients with chronic, non-cancer pain showed that significantly more patients treated with RELISTOR had laxation within four hours after the first dose compared with placebo. Results from this pivotal study would be included in a planned supplemental New Drug Application to the U.S. Food and Drug Administration. If approved for OIC in the chronic pain setting, this would add a new indication for RELISTOR in the United States. The positive outcome of this one-month, blinded portion of the study was previously announced (See original release at: www.progenics.com/releasedetail.cfm?ReleaseID=350881). A copy of the poster presentation with more information on this portion of the data is available at www.progenics.com. In addition, data from the two-month, open-label phase of this study will be presented at a future scientific meeting. Currently, RELISTOR is approved for the treatment of OIC in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient.

Phase 3 Clinical Study of RELISTOR Presented at American Pain Society Meeting                                                Page 2
Showed Positive Activity for the Treatment of Opioid-Induced Constipation in
Chronic, Non-Cancer Pain Patients

“While opioids are often used to treat patients with chronic, non-cancer pain, opioid-induced constipation can complicate their use,” said lead author of the study, E. Richard Blonsky, M.D., Director of The Pain and Rehabilitation Clinic of Chicago and Clinical Professor of Neurology at Northwestern University’s Feinberg School of Medicine. “The results from this double-blind study indicate that subcutaneous RELISTOR may be a promising treatment option for this patient population.”

Study design and results: Co-primary end points achieved

The phase 3 clinical trial examined the use of RELISTOR subcutaneous injection as a treatment for OIC (less than three bowel movements per week) in chronic, non-cancer pain patients, including those with back pain, osteoarthritis, or fibromyalgia. Four-hundred-sixty-nine patients were randomized to treatment, and of these, 460 patients received RELISTOR or placebo, dosed daily (QD) or every other day (QOD) for four weeks. Patients were required to stop all laxative use prior to entering the clinical study. Only the use of rescue laxatives was permitted during the study.

The pivotal phase 3 study’s co-primary end points both met statistical significance:

•
Patients taking RELISTOR experienced rescue-free bowel movements (RFBMs, or laxations) within four hours of the first dose significantly more frequently than those taking placebo (34.2% versus 9.9%, P<0.001).

•
The percentage of all active doses resulting in laxation within four hours was significantly greater than placebo for each of the RELISTOR treatment groups (30.2% versus 9.3% for RELISTOR versus placebo, QOD, and 28.9% versus 9.4% for RELISTOR versus placebo, QD, respectively, P<0.001).

In addition, the key secondary end points of the study, time to first RFBM after the first injection and the average increase in weekly number of RFBMs from baseline, were both statistically significant relative to placebo.

Consistent with previous studies, RELISTOR was generally well tolerated. The most common adverse events reported for the double-blind portion of the study were abdominal pain, diarrhea, nausea, hyperhidrosis, flatulence, and vomiting.

About RELISTOR and Opioids

RELISTOR is a peripherally acting mu-opioid receptor antagonist that counteracts the constipating effects of opioid pain medications in the gastrointestinal tract without affecting their ability to relieve pain.

Opioids provide pain relief by specifically interacting with mu-opioid receptors within the central nervous system (CNS) – the brain and spinal cord. However, opioids also interact with mu-opioid receptors found outside the CNS, such as those within the gastrointestinal tract, resulting in constipation that can be debilitating. RELISTOR selectively displaces opioids from the mu-opioid receptors outside the CNS, including those located in the gastrointestinal tract, thereby decreasing their constipating effects. Because of its chemical structure, RELISTOR does not affect the opioid-mediated analgesic effects on the CNS.

Phase 3 Clinical Study of RELISTOR Presented at American Pain Society Meeting                                                 Page 3
Showed Positive Activity for the Treatment of Opioid-Induced Constipation in
Chronic, Non-Cancer Pain Patients

About Chronic Pain and OIC

Approximately 10 million patients a year in the U.S. are prescribed opioids for 30 days or more to manage their pain. In a multinational Internet-based survey of 322 patients with chronic pain taking daily oral opioids and laxatives, 81% of patients reported experiencing constipation while using their current opioid regimen, and 45% reported less than 3 bowel movements per week. Opioids are considered to be effective analgesics for the management of moderate-to-severe chronic pain, and one of the most common side effects of opioids is constipation.

About Subcutaneous RELISTOR

RELISTOR subcutaneous injection is approved in the United States for the treatment of OIC in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. The use of RELISTOR beyond four months has not been studied. Subcutaneous RELISTOR has also been approved in Europe, Canada, and Australia, as well as several countries in Latin America. Applications in additional countries are also pending.  Wyeth and Progenics, after having initially launched RELISTOR in single-use vials, expect to file a supplemental new drug application (sNDA) for RELISTOR in pre-filled syringes in 2009.

Important Safety Information for RELISTOR
•	RELISTOR is contraindicated in patients with known or suspected mechanical gastrointestinal obstruction.
•	If severe or persistent diarrhea occurs during treatment, advise patients to discontinue therapy with RELISTOR and consult their physician.
•	Use of RELISTOR has not been studied in patients with peritoneal catheters.
•
The most common adverse reactions reported with RELISTOR compared with placebo in clinical trials were abdominal pain (28.5% vs 9.8%), flatulence (13.3% vs 5.7%), nausea (11.5% vs 4.9%), dizziness (7.3% vs. 2.4%), and diarrhea (5.5% vs. 2.4%).

RELISTOR full Prescribing Information for the U.S. is available at www.relistor.com.

About the Companies

Wyeth is one of the world’s largest research-driven pharmaceutical and health care products companies.  It is a leader in the discovery, development, manufacturing and marketing of pharmaceuticals, vaccines, biotechnology products, nutritionals and non-prescription medicines that improve the quality of life for people worldwide.  The Company’s major divisions include Wyeth Pharmaceuticals, Wyeth Consumer Healthcare and Fort Dodge Animal Health.

Phase 3 Clinical Study of RELISTOR Presented at American Pain Society Meeting                                              Page 4
Showed Positive Activity for the Treatment of Opioid-Induced Constipation in
Chronic, Non-Cancer Pain Patients

WYETH DISCLOSURE NOTICE: The statements in this press release that are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. In particular, clinical trial data are subject to differing interpretations, and the views of regulatory agencies, medical and scientific experts and others may differ from ours.  There can be no assurance that a supplemental New Drug Application will ever be filed with the U.S. Food and Drug Administration for Relistor for OIC in chronic pain patients or that Relistor will ever receive regulatory approval or be successfully developed and commercialized for that indication.  Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied by forward-looking statements include, among others, risks related to our proposed merger with Pfizer, including satisfaction of the conditions of the proposed merger on the proposed timeframe or at all, contractual restrictions on the conduct of our business included in the merger agreement, and the potential for loss of key personnel, disruption in key business activities or any impact on our relationships with third parties as a result of the announcement of the proposed merger; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; government cost-containment initiatives; restrictions on third-party payments for our products; substantial competition in our industry, including from branded and generic products; emerging data on our products and pipeline products; the importance of strong performance from our principal products and our anticipated new product introductions; the highly regulated nature of our business; product liability, intellectual property and other litigation risks and environmental liabilities; the outcome of government investigations; uncertainty regarding our intellectual property rights and those of others; difficulties associated with, and regulatory compliance with respect to, manufacturing of our products; risks associated with our strategic relationships; global economic conditions; interest and currency exchange rate fluctuations and volatility in the credit and financial markets; changes in generally accepted accounting principles; trade buying patterns; the impact of legislation and regulatory compliance; risks and uncertainties associated with global operations and sales; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K, particularly the discussion under the caption “Item 1A, Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which was filed with the Securities and Exchange Commission on February 27, 2009.  The forward-looking statements in this press release are qualified by these risk factors.  We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Progenics Pharmaceuticals, Inc., of Tarrytown, NY, is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward supportive care, virology–including human immunodeficiency virus (HIV) and hepatitis C virus (HCV) infections–and oncology. Progenics, in collaboration with Wyeth, is developing RELISTOR® (methylnaltrexone bromide) for the treatment of opioid-induced side effects. Wyeth has worldwide rights to develop and commercialize all forms of RELISTOR, except in Japan where Progenics has granted Ono Pharmaceutical Co., Ltd. an exclusive license to the subcutaneous form of RELISTOR for development and commercialization in that country. RELISTOR is currently approved in over 30 countries, including the U.S., Canada, Australia and all European Union member states. In the U.S., RELISTOR (methylnaltrexone bromide) subcutaneous injection is indicated for the treatment of opioid-induced constipation (OIC) in patients with advanced illness who are receiving palliative care, when response to laxative therapy has not been sufficient. Marketing applications are pending for RELISTOR in other countries. In the area of virology, Progenics is developing the HIV entry inhibitor PRO 140, a humanized monoclonal antibody targeting the entry co-receptor CCR5, which is currently in phase 2 clinical testing. The Company is also developing a novel HCV entry inhibitor, PRO 206. For the treatment of prostate cancer, Progenics is conducting a phase 1 clinical trial of a human monoclonal antibody-drug conjugate (ADC) designed to selectively target prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells as well as in blood vessels supplying non-prostatic solid tumors. Progenics is also conducting phase 1 clinical trials with vaccines designed to treat prostate cancer by stimulating an immune response to PSMA.

Phase 3 Clinical Study of RELISTOR Presented at American Pain Society Meeting                                              Page 5
Showed Positive Activity for the Treatment of Opioid-Induced Constipation in
Chronic, Non-Cancer Pain Patients

PROGENICS DISCLOSURE NOTICE: This document contains statements that do not relate strictly to historical fact, any of which may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When we use the words “anticipates,” “plans,” “expects” and similar expressions, we are identifying forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause our actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. While it is impossible to identify or predict all such matters, this may result from, among other things, the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and product candidates, including the risks that clinical trials will not commence or proceed as planned; products appearing promising in early trials will not demonstrate efficacy or safety in larger-scale trials; clinical trial data on our products and product candidates will be unfavorable; our products will not receive marketing approval from regulators or, if approved, do not gain sufficient market acceptance to justify development and commercialization costs; we, our collaborators or others might identify side effects after the product is on the market; or efficacy or safety concerns regarding marketed products, whether or not originating from subsequent testing or other activities by us, governmental regulators, other entities or organizations or otherwise, and whether or not scientifically justified, may lead to product recalls, withdrawals of marketing approval, reformulation of the product, additional pre-clinical testing or clinical trials, changes in labeling of the product, the need for additional marketing applications, declining sales or other adverse events. We are also subject to risks and uncertainties associated with the actions of our corporate, academic and other collaborators and government regulatory agencies; potential product liability; intellectual property, litigation, environmental and other risks; the risk that licenses to intellectual property may be terminated for our failure to satisfy performance milestones; the risk of difficulties in, and regulatory compliance relating to, manufacturing products; and the uncertainty of our future profitability. Risks and uncertainties also include general economic conditions, including interest and currency exchange rate fluctuations and the availability of capital; changes in generally accepted accounting principles; the impact of legislation and regulatory compliance; the highly regulated nature of our business, including government cost-containment initiatives and restrictions on third-party payments for our products; trade buying patterns; the competitive climate of our industry; and other factors set forth in our Annual Report on Form 10-K and other reports filed with the U.S. Securities and Exchange Commission. In particular, we cannot assure you that our lead product, RELISTOR®, will be commercially successful or be approved in the future in other formulations, indications or jurisdictions, or that any of our other programs will result in a commercial product. We do not have a policy of updating or revising forward-looking statements and assume no obligation to update any statements as a result of new information or future events or developments. Thus, it should not be assumed that our silence over time means that actual events are bearing out as expressed or implied in forward-looking statements.

Editor’s Note:
Today Progenics also filed a Form 8-Kwith the Securities and Exchange Commission (SEC) with additional information about this study.
Additional information on Progenics is available at www.progenics.com.
Additional information on Wyeth is available at www.wyeth.com.
Additional information regarding RELISTOR is available at www.relistor.com.